                                                                    EXHIBIT 99.4


                          CONSENT OF PROPOSED DIRECTOR

         I hereby consent to being named in this Registration Statement on Form S-11 as a proposed director of Captec Net Lease Realty, Inc. (the "Company") and have agreed to serve as a director of the Company if elected.



October 17, 1997                                     /s/ Lee C. Howley
                                                     ---------------------------
                                                     Lee C. Howley